Exhibit 99.1

Large Clinical Data Set in Lung Cancer Featuring Trovagene’s Precision Cancer Monitoring® Platform Selected for Oral Presentation at the 2016 ASCO Annual Meeting

Results from 213 patient study demonstrates use of urinary ctDNA as a stand-alone test for the highly sensitive detection of EGFR T790M mutations for therapy selection

SAN DIEGO, CA — May 19, 2016 — Trovagene, Inc. (NASDAQ:  TROV), a developer of cell-free molecular diagnostics, announced today that diagnostic performance results using the Company’s Precision Cancer Monitoring® platform to detect and monitor EGFR T790M in the urine of non-small cell lung cancer (NSCLC) patients will be the subject of an oral presentation given by Heather Wakelee, M.D., Stanford University Medical Center, at the 2016 American Society of Clinical Oncology (ASCO) Annual Meeting. Abstracts for the ASCO meeting were released last night, and can be viewed at http://abstracts.asco.org/

Presentation Details:

Title: Epidermal growth factor receptor (EGFR) genotyping of matched urine, plasma and tumor tissue from non-small cell lung cancer (NSCLC) patients treated with rociletinib

•                  Presenter: Heather Wakelee, M.D., Stanford University Medical Center

•                  Date/Time: Monday, June 6, 2016, 9:57am CST

•                  Oral Abstracts Session: Lung Cancer—Non-Small Cell Metastatic

•                  Location: Arie Crown Theater

About Trovagene, Inc.

Headquartered in San Diego, California, Trovagene is leveraging its proprietary technology for the detection and monitoring of cell-free DNA in urine.  The Company’s technology detects and quantitates oncogene mutations in cancer patients for improved disease management. Trovagene’s Precision Cancer Monitoring® platform is designed to provide important clinical information beyond the current standard of care, and is protected by significant intellectual property including multiple issued patents and pending patent applications globally.

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of words such as “anticipate,” “believe,” “forecast,” “estimated” and “intend,” or other similar terms or expressions that concern Trovagene’s expectations, strategy, plans or intentions. These forward-looking statements are based on Trovagene’s current expectations and actual

Trovagene Inc.  |  11055 Flintkote Avenue  |  San Diego  |  CA 92121  |  Tel.: USA [+1] 888-391-7992

results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, substantial competition; our need for additional financing; uncertainties of patent protection and litigation; clinical trials involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results; uncertainties of government or fourth party payer reimbursement; limited sales and marketing efforts and dependence upon fourth parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. As with any medical diagnostic tests under development, there are significant risks in the development, regulatory approval and commercialization of new products. There are no guarantees that our Precision Cancer Monitoring® platform will be utilized by oncologists or prove to be commercially successful. Trovagene does not undertake an obligation to update or revise any forward-looking statement.  Investors should read the risk factors set forth in Trovagene’s Form 10-K for the year ended December 31, 2015 and its other periodic reports filed with the Securities and Exchange Commission.

About Trovagene’s Precision Cancer Monitoring platform

Trovagene’s urine and blood-based EGFR, KRAS and BRAF oncogene mutation assays are now available to healthcare providers for detection and/or monitoring of tumor dynamics in their patients before, during and after treatment. Physicians interested in utilizing these tests should contact Client Services at 888-391-7992. For more information, please visit www.trovagene.com/our-tests.

Trovagene Contacts

Investor Relations	Media Relations
David Moskowitz	Jody LoMenzo
Vice President, Investor Relations	Corporate Practice Counsel
Trovagene, Inc.	Inventiv Health Public Relations
858-952-7593	212-364-0458
ir@trovagene.com	Jody.LoMenzo@inventivhealth.com